SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, DC 20549




                                     FORM 8-K


                                  CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):  August 17, 1995


                           AMERICAN MEDICAL ALERT CORP.
                (Exact Name of Registrant as Specified in Charter)


      New York                    1-8635                          11-2571221
 (State or Other   (Commission File Number)                  (IRS Employer
 Jurisdiction of                                         Identification No.)
 Incorporation)


 3265 Lawson Boulevard, Oceanside, New York                           11572
 (Address of Principal Executive Offices)                          (zip code)


 Registrant's telephone number, including area code:   (516) 536-5850


                                  Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)






 Item 4.     Change in Registrant's Certifying Accountant.

             On August 17, 1995, Registrant's Board of Directors approved the dismissal of Deloitte & Touche LLP as its independent public accountants, which dismissal would take effect simultaneously with the Registrant's entering into an engagement letter with a new independent public accountant. There was no adverse opinion or disclaimer of opinion, or modification as to uncertainty, audit scope or accounting principles contained in the reports of Deloitte & Touche LLP for either of the past two fiscal years ended December 31, 1994.

             During the Registrant's two most recent fiscal years ended December 31, 1994 and the subsequent interim period preceding Deloitte & Touche LLP's dismissal on August 17, 1995, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference in connection with its report concerning the Registrant's financial statements to the subject matter of the disagreements.

             On, August 17, 1995, Registrant's Board of Directors approved the proposal to engage Margolin, Winer & Evans, LLP to be the Registrant's independent public accountants for its fiscal year ending December 31, 1995, which engagement would take effect as of the date the Registrant entered into a formal engagement letter. On August 17, 1995 the Registrant executed an engagement letter with Margolin, Winer & Evans, LLP formalizing the terms of the engagement.

 Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

             (b)   Exhibits:

              16.01 Letter from Deloitte & Touche LLP to the Securities and * Exchange Commission relative to Item 4 of this report.












- -------------------------
  * In accordance with Item 304(a) of Regulation S-B, this letter will be filed with the Commission on the earlier of the 10th business day after the filing of this report or two business days of receipt thereof.







                                    SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                           AMERICAN MEDICAL ALERT CORP.


 Dated: August 21, 1995                    By: /s/ Howard M. Siegel
                                                 Howard M. Siegel, Chairman of
                                                 the Board, President and Chief
                                                 Executive Officer